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                                                                    Exhibit 99.1
News Release
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Media Contact:            Clarence Ehlers
                          (219) 273-7327

Analyst/Investor Contact: Joseph A. Rainis
                          (219) 273-7158



                    NATIONAL STEEL COMPLETES EXCHANGE OFFER

Mishawaka, IN, June 17, 1999 -- National Steel Corporation (NYSE: NS) today announced that effective 5:00 p.m. EDT on June 16, 1999 it had completed the exchange of its $225 million aggregate principal amount of First Mortgage Bonds, 9-7/8% Series A due 2009 and its $75 million aggregate principal amount of First Mortgage Bonds, 9-7/8% Series C due 2009 into $300 million aggregate principal amount of First Mortgage Bonds, 9-7/8% Series D due 2009. The Series D Bonds have been registered under the Securities Act of 1933.

Headquartered in Mishawaka, Indiana, National Steel Corporation is the nation's fourth largest integrated steel company, with annual shipments of approximately six million tons of flat-rolled products. National Steel employs approximately 9,200 employees. Visit National Steel's website at: www.nationalsteel.com.